UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2013

ROCHESTER MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	0-18933	41-1613227
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

One Rochester Medical Drive, Stewartville, MN 55976

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (507) 533-9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2013, the Compensation Committee of the Board of Directors of the Company approved a form of Executive Severance Agreement to be entered into with the chief executive officer, chief financial officer and all other executive officers of the Company, pursuant to which severance compensation would be provided in the context of termination of employment outside a change in control scenario.  Severance terms include, among others, continuation of base salary for 18 months (24 months for the CEO), a pro rata share of any bonus payment that otherwise would be earned from a then-current Management Incentive Plan,  continuation of health coverage, and outplacement services (up to $20,000), if the executive is terminated without cause or for “good reason”.  If a change of control takes place, the terms of the Company’s existing change of control agreements will control.  A copy of the form of Executive Severance Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.  Concurrently with the execution of an Executive Severance Agreement by Anthony J. Conway and Philip J. Conway, each of their prior Employment Agreements dated August 31, 1990 will be canceled and replaced with the new Executive Severance Agreement.

On January 31, 2013, the Compensation Committee approved a grant of restricted stock units to each of the Company’s executive officers, pursuant to the Company’s 2010 Stock Incentive Plan.  Such units will vest at the end of fiscal year 2014, based upon the achievement of the Company’s corporate goals for fiscal 2014 operating income, as determined by the Compensation Committee.

Item 5.07.             Submission of Matters to a Vote of Security Holders.

On January 31, 2013, Rochester Medical Corporation (the “Company”) held its 2013 Annual Meeting of Shareholders.  There were 12,142,050 shares of common stock entitled to vote at the meeting;  10,481,834 shares were represented at the meeting in person or by proxy.  The Company’s shareholders voted on the following matters:

1.                                      The election of five directors to serve until the next Annual Meeting of Shareholders;

2.                                      The ratification of the selection of Grant Thornton LLP as the Company’s independent auditor for the fiscal year ending September 30, 2013; and

3.                                      An advisory vote on a non-binding resolution to approve the compensation of the Company’s executives disclosed in the proxy statement for the 2013 Annual Meeting.

The results of the shareholder votes are set forth below:

Board of Directors.

Nominees	For	Withheld	Broker Non-Votes
Darnell L. Boehm	6,946,200	298,342	3,237,292
Anthony J. Conway	6,964,206	280,336	3,237,292
David A. Jonas	6,894,599	349,943	3,237,292
Richard W. Kramp	7,055,358	189,184	3,237,292
Peter H. Shepard	6,994,830	249,712	3,237,292

Independent Auditor.

For	Against	Abstain	Broker Non-Votes
10,258,896	210,843	12,095	0

Approval, on an Advisory Basis, of Executive Compensation.

For	Against	Abstain	Broker Non-Votes
5,412,083	157,323	1,675,136	3,237,292

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits.

10.1*	Form of Executive Severance Agreement.

*  Indicates management contract, compensatory plan or arrangement required to be filed pursuant to Item 601(b)(10)(iii)(A) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:      February 1, 2013

ROCHESTER MEDICAL CORPORATION

By:	/s/ David A. Jonas
David A. Jonas
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Form of Executive Severance Agreement.

*  Indicates management contract, compensatory plan or arrangement required to be filed pursuant to Item 601(b)(10)(iii)(A) of Regulation S-K.